Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Blockchain Holding Capital Ventures, Inc. (the “Registrant”) on Form 10-Q for the three and six months ended June 30, 2020 as filed with the Securities and Exchange Commission (the “Report”), I, Daniel Wong, Chief Operating Officer and Acting Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: August 14, 2020

/s/ Daniel Wong
Daniel Wong, COO
and Acting Principal Financial Officer